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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 14, 1999 with respect to the financial statements of Pharsight Corporation and our report dated April 7, 2000 with respect to the financial statements of Scientific Consulting, Inc., in the Registration Statement and related Prospectus of Pharsight Corporation for the registration of shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

                                          San Jose, California
                                          April 10, 2000